EX 99.28(g)(1)(xxvi)

Amendment to

Master Global Custody Agreement Between

the Customer and JPMorgan Chase Bank, N.A.

This Amendment to the Master Global Custody Agreement between the Customer and JPMorgan Chase Bank, N.A. dated August 12, 2009, as amended (the “Agreement”), is by and among JNL Series Trust and JNL Investors Series Trust (each individually a “Trust” and collectively, the “Trusts”) and JNL Variable Fund LLC (the “Fund”) and JPMorgan Chase Bank, N.A. (the “Custodian”).

Whereas, the Custodian and the Trusts and Fund (the “Parties”) have entered into the Agreement by which the Custodian provides certain custodial services relating to securities and other assets of each Trust and the Fund.

Whereas, the Boards of Trustees of the JNL Series Trust and JNL Investors Series Trust (together, the “Board”) has approved new funds, fund mergers for certain funds, and sub-adviser replacements and fund name changes for certain funds, as outlined below, effective August 13, 2018 (collectively, the “Changes”):

New Funds (collectively, the “New Funds”)

JNL Series Trust

1) JNL/American Funds Capital Income Builder Fund;
2) JNL/Heitman U.S. Focused Real Estate Fund;
3) JNL/Morningstar Wide Moat Index Fund; and

JNL Investors Series Trust

4) JNL Securities Lending Collateral Fund.

JNL Series Trust Fund Mergers (collectively, the “Merged Funds”)

1) JNL/MMRS Conservative Fund to merge into the JNL/MMRS Moderate Fund; and
2) JNL/MMRS Growth Fund to merge into the JNL/MMRS Moderate Fund.

JNL Series Trust Investment Sub-Adviser Replacements/Fund Name Changes

1)
Milliman Financial Risk Management LLC replaced by T. Rowe Price Associates, Inc. to sub-advise the JNL/MMRS Moderate Fund, custodied by J.P. Morgan Chase Bank, N.A./fund name change to JNL/T. Rowe Price Managed Volatility Balanced Fund, to be custodied by State Street Bank and Trust Company (the “Removed Fund”); and

2)
Brookfield Investment Management Inc. replaced by Colonial First State Asset Management (Australia) Limited to sub-advise the JNL/Brookfield Global Infrastructure and MLP Fund/fund name change to JNL/First State Global Infrastructure Fund.

JNL Series Fund Name Changes

1) JNL/Franklin Templeton International Small Cap Growth Fund change to JNL/Franklin Templeton International Small Cap Fund;
2) JNL/Vanguard Moderate Allocation Fund change to JNL/Vanguard Moderate ETF Allocation Fund;
3) JNL/Vanguard Moderate Growth Allocation Fund change to JNL/Vanguard Moderate Growth ETF Allocation Fund; and
4) JNL/Vanguard Growth Allocation Fund change to JNL/Vanguard Growth ETF Allocation Fund.

Whereas, pursuant to Board approval of the Changes, as outlined above, the Parties have agreed to amend the Agreement, including its Schedule A, to add the New Funds, to remove the Merged Funds, to remove the Removed Fund, pursuant to an investment sub-adviser replacement and custodian change, and to update certain fund names, effective August 13, 2018.

Now, Therefore, the Parties hereto agree to amend the Agreement as follows:

1)	Schedule A of the Agreement is hereby deleted and replaced in its entirety with Schedule A dated August 13, 2018, attached hereto.

2)	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3)
The Trusts, Fund, and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trusts, Fund, or Custodian to this Amendment.

In Witness Whereof, the Parties hereto have caused this Amendment to be executed, effective as of August 13, 2018. This Amendment may be executed in two or more counterparts, which together shall constitute one document.

JNL Series Trust JNL Investors Series Trust JNL Variable Fund LLC		JPMorgan Chase Bank, National Association

By:	/s/ Kristen K. Leeman	By:	/s/ Alan Lieng
Name:	Kristen K. Leeman	Name:	Alan Lieng
Title:	Assistant Secretary	Title:	Vice President

Schedule A

List of funds as of August 13, 2018

JNL Investors Series Trust Fund
JNL Government Money Market Fund
JNL Securities Lending Collateral Fund

JNL Series Trust Funds
JNL/American Funds Balanced Fund
JNL/American Funds Blue Chip Income and Growth Fund
JNL/American Funds Capital Income Builder Fund
JNL/American Funds Global Bond Fund
JNL/American Funds Global Small Capitalization Fund
JNL/American Funds Growth-Income Fund
JNL/American Funds International Fund
JNL/American Funds New World Fund
JNL Aggressive Growth Allocation Fund
JNL Growth Allocation Fund
JNL Moderate Growth Allocation Fund
JNL Institutional Alt 25 Fund
JNL Institutional Alt 50 Fund
JNL Multi-Manager Small Cap Growth Fund
JNL Multi-Manager Small Cap Value Fund
JNL/American Funds Growth Allocation Fund
JNL/American Funds Moderate Growth Allocation Fund
JNL/AQR Managed Futures Strategy Fund
JNL/BlackRock Global Allocation Fund
JNL/BlackRock Global Natural Resources Fund
JNL/BlackRock Large Cap Select Growth Fund
JNL/First State Global Infrastructure Fund
JNL/FPA + DoubleLine Flexible Allocation Fund (for the portion of assets managed by Ivy Investment Management Company)
JNL/Franklin Templeton Founding Strategy Fund
JNL/Franklin Templeton Global Fund
JNL/Franklin Templeton Global Multisector Bond Fund
JNL/Franklin Templeton Income Fund
JNL/Franklin Templeton International Small Cap Growth Fund
JNL/Franklin Templeton Mutual Shares Fund
JNL/Heitman U.S. Focused Real Estate Fund
JNL/Invesco China-India Fund
JNL/Mellon Capital 10 x 10 Fund
JNL/Mellon Capital Bond Index Fund
JNL/Mellon Capital Consumer Staples Sector Fund
JNL/Mellon Capital Emerging Markets Index Fund
JNL/Mellon Capital Index 5 Fund
JNL/Mellon Capital Industrials Sector Fund
JNL/Mellon Capital International Index Fund
JNL/Mellon Capital Materials Sector Fund
JNL/Mellon Capital MSCI KLD 400 Social Index Fund
JNL/Mellon Capital Real Estate Sector Fund
JNL/Mellon Capital S&P 400 MidCap Index Fund
JNL/Mellon Capital S&P 500 Index Fund
JNL S&P 500 Index Fund
JNL/Mellon Capital S&P 1500 Growth Index Fund

A-1

JNL Series Trust Funds
JNL/Mellon Capital S&P 1500 Value Index Fund
JNL/Mellon Capital Small Cap Index Fund
JNL/Mellon Capital Utilities Sector Fund
JNL/Morningstar Wide Moat Index Fund
JNL/PIMCO Income Fund
JNL/PIMCO Real Return Fund
JNL/Scout Unconstrained Bond Fund
JNL/WMC Balanced Fund
JNL/WMC Government Money Market Fund
JNL/WMC Value Fund
JNL/S&P 4 Fund
JNL/S&P Competitive Advantage Fund
JNL/S&P Dividend Income & Growth Fund
JNL/S&P International 5 Fund
JNL/S&P Intrinsic Value Fund
JNL/S&P Managed Aggressive Growth Fund
JNL/S&P Managed Conservative Fund
JNL/S&P Managed Growth Fund
JNL/S&P Managed Moderate Fund
JNL/S&P Managed Moderate Growth Fund
JNL/S&P Mid 3 Fund
JNL/S&P Total Yield Fund
JNL/Vanguard Capital Growth Fund
JNL/Vanguard Equity Income Fund
JNL/Vanguard Global Bond Market Index Fund
JNL/Vanguard Growth ETF Allocation Fund
JNL/Vanguard International Fund
JNL/Vanguard International Stock Market Index Fund
JNL/Vanguard Moderate ETF Allocation Fund
JNL/Vanguard Moderate Growth ETF Allocation Fund
JNL/Vanguard Small Company Growth Fund
JNL/Vanguard U.S. Stock Market Index Fund

JNL Variable Fund LLC Funds
JNL/Mellon Capital DowSM Index Fund
JNL/Mellon Capital Consumer Discretionary Sector Fund
JNL/Mellon Capital Energy Sector Fund
JNL/Mellon Capital Financial Sector Fund
JNL/Mellon Capital Healthcare Sector Fund
JNL/Mellon Capital Information Technology Sector Fund
JNL/Mellon Capital Telecommunications Sector Fund

A-2